Registration Statement No. 333-237342

Filed Pursuant to Rule 433

June 22, 2020

.@REXShares is pleased to announce that Bank of Montreal has upsized the aggregate principal amount of $FNGD, the -3x Inverse Leveraged Exchange Traded Note linked to the @NYSE FANG+ Index, to $575mm.

https://www.sec.gov/Archives/edgar/data/927971/000121465920005817/r619201fwp.htm

$FNGD, the -3x Inverse Leveraged Exchange Traded Note linked to the @NYSE FANG+ Index, has been upsized. For more information, please see the press release. #FAANGstocks

https://www.sec.gov/Archives/edgar/data/927971/000121465920005817/r619201fwp.htm

Looking to trade ONLY the FANG+ stocks? $FNGD, the MicroSectors™ FANG+ Index -3X Inverse Leveraged ETN, offers exposure to 5 FAANG stock and 5 more technology and consumer discretionary stocks. Learn more about $FNGD and its recent upsize here:

https://www.sec.gov/Archives/edgar/data/927971/000121465920005817/r619201fwp.htm

Learn about $FNGD, how to obtain inverse exposure to #FAANGstocks, and its recent upsize here:

https://www.sec.gov/Archives/edgar/data/927971/000121465920005817/r619201fwp.htm

MICROSECTORS Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at1-877-369-5412.